Consent of Independent Registered Public Accounting Firm

The Board of Directors
Roma Financial Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-158249) of Roma Financial Corporation of our reports dated February 22, 2010, relating to the consolidated financial statements and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ParenteBeard LLC

Malvern, Pennsylvania
March 3, 2010